                  CERTIFICATE OF INCORPORATION WITH RESPECT TO
                             Elecdey Carcelen, S.A.

The underdesigned, Cesar Rodriguez,  attorney-at-law,  officiating under Spanish
Bar Association, declares that:

     1.- Elecdey Carcelen, S.A., hereinafter referred to as: "the Company"- is a closed company with limited  liability,  organised under the laws of Spain, having  its  registered  office at Muela de la Pena  Negra  (Poligono  13),
     Carcelen, Albecete, Spain and having its offices at Calle Maudes 51, Planta
     1, 28003 Madrid,  Spain, and being registered in the Mercantile Register of
     Albacete in Hoja AB-10567, Tomo 712, Folio 120.

     2.-  According  to  the  registration  of  the  aforementioned   Mercantile
     Register,  the Articles of Association of the Company have not been amended since the  incorporation  at civil law notary,  officiating in Madrid on 14
     December  2000,  except for . The company can  participate  in,  manage and finance these enterprises

     3.- According to those Articles of Association of the Company,  the purpose of the Company is the construction and subsequent operation,  together with the sale of electricity produced by plants using wind resources. The listed activities can be developed  directly or indirectly,  totally or partially, through  participation  in other  companies  with  analogous  or  identical object.

     4.-.  According  to  the  registration  of  the  aforementioned  Mercantile
     Register, the directors of the Company are:

          1.   ELECDEY,  S.L., a Spanish  company  inscribed  in the  Mercantile
               Register of Madrid in Volume  10991,  Folio 146,  Section 8, Page
               M-107715 and provided with Fiscal Identity number B-8040271.

          2.   INVERCARTERA, S.A., a Spanish company inscribed in the Mercantile
               Register of Barcelona in Volume 21.720,  Folio 199, Page B-27.239
               and provided with Fiscal Identity number A-58255688.

          3.   CINERGY RENOVABLES IBERICAS, S.A., a Spanish company inscribed in the  Mercantile  Register of Madrid in Volume 412 general,  46 of
               Section 3a, Folio 95, Page  M-116.007  and  provided  with Fiscal
               Identity  number  A-820447,  which company is  represented  by Da
               Maria del Carmen Garcia Arguelles,  of legal age,  Spanish,  with professional  domicile in Paseo de la  Castellana  23, 2nd Floor,
               Madrid and provided with National Identity number 10.874.842-M.

          4.   D. Derek John Spencer,  of legal age,  British,  passport  number
               003980793 and Spanish ID number  X-2159330-K,  with  professional domicile in Paseo de la Castellana 23, 2nd Floor, Madrid, Spain.

          5.   LA CAIXA  D'ESTALVIS DE CATALUNYA a Spanish entity  provided with
               Fiscal Identity number G08169815

          6.   D. Jose Antonio Gil Quinto, of legal age,  Spanish,  and provided with National Identity number 21373095T.

          7.   D. Gabriel Oraa y Moyua, of legal age, Spanish, and provided with
               National Identity number 14170156V.

          8.   D. Jose Sepulcre Coves, of legal age, Spanish,  and provided with
               National Identity number 21964812L.

          9.   D. Cristobal Gonzalez De Aguilar y Alonso Urquijo,  of legal age,
               Spanish, and provided with National Identity number 1397142F

Signed in Madrid on 9 January 2002

                                                   Fdo. Cesar Rodriguez Gonzalez
                                       Oviedo Bar Association (Spain), N(0)3.133